UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2022

ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.            Other Events.
On November 15, 2022 and December 12, 2022, Arcutis Biotherapeutics, Inc. (the "Company") announced positive topline results from its “INterventional Trial EvaluatinG roflUMilast cream for the treatmENt of aTopic dermatitis” 1 (INTEGUMENT-1) trial and its “INterventional Trial EvaluatinG roflUMilast cream for the treatmENt of aTopic dermatitis” 2 (INTEGUMENT-2) trial, respectively. These twin pivotal phase 3 trials investigated roflumilast cream 0.15% as a potential treatment for adults and children ages six years and older with mild to moderate atopic dermatitis. Each trial was a phase 3, randomized, parallel group, double-blind, vehicle-controlled trial in which subjects ages six and older with mild to moderate atopic dermatitis involving 3% or greater body surface area received four weeks of (i) roflumilast cream 0.15% once daily or (ii) vehicle once daily. A total of 654 subjects were enrolled in INTEGUMENT-1 and a total of 683 subjects were enrolled in INTEGUMENT-2.
In each of INTEGUMENT-1 and INTEGUMENT-2, results from the four-week treatment period demonstrated statistically significant improvements compared to matching vehicle. The primary endpoint for each trial was the percentage of patients achieving Investigator Global Assessment (IGA) success, which was defined as a validated Investigator Global Assessment – Atopic Dermatitis (vIGA-AD) score of "clear" or "almost clear" plus a 2-grade improvement from baseline at week four. For INTEGUMENT-1, 32.0% of patients treated with roflumilast cream 0.15% achieved IGA success, compared to 15.2% of patients treated with vehicle (p < 0.0001). For INTEGUMENT-2, 28.9% of patients treated with roflumilast cream 0.15% achieved IGA success, compared to 12.0% of patients treated with vehicle (p < 0.0001).

In each of INTEGUMENT-1 and INTEGUMENT-2, roflumilast cream 0.15% also demonstrated statistically significant improvements compared to vehicle on key secondary endpoints, including 75% reduction in Eczema Area and Severity Index (EASI-75) and reductions in itch as measured by the Worst Itch-Numerical Rating Scale (WI-NRS). The following table sets forth a summary of the topline results from INTEGUMENT-1 and INTEGUMENT-2:

	INTEGUMENT-1 Week 4			INTEGUMENT-2 Week 4
	Roflumilast cream	Vehicle	P-value	Roflumilast cream	Vehicle	P-value
vIGA-AD	32.0%	15.2%	P<0.0001	28.9%	12.0%	P<0.0001
EASI-75	43.2%	22.0%	P<0.0001	42.0%	19.7%	P<0.0001
WI-NRS	33.6%	20.7%	P<0.01	30.2%	12.4%	P<0.01

In each of INTEGUMENT-1 and INTEGUMENT-2, roflumilast cream 0.15% was well-tolerated, with rates of treatment-emergent adverse events ("TEAEs") low across the active treatment and vehicle arms, with most TEAEs assessed as mild to moderate in severity. Overall, adverse events were uncommon, with no adverse event occurring in more than 3.5% of subjects in either arm of either trial. In INTEGUMENT-1, the most frequent adverse events (>1%) included headache, nausea, application site pain, nasopharyngitis, COVID-19, diarrhea, and vomiting. In INTEGUMENT-2, the most frequent adverse events (>1%) included headache, nausea, vomiting, diarrhea, upper respiratory tract infection, and COVID-19. Of the subjects treated with roflumilast cream 0.15% in INTEGUMENT-1 and INTEGUMENT-2, 404 (93% of subjects) and 410 (90% of subjects), respectively, completed the study. In each trial, there were few discontinuations due to adverse events in both the roflumilast cream 0.15% group and the vehicle group. In INTEGUMENT-1, six subjects treated with roflumilast cream 0.15% (1.4% of subjects treated with roflumilast cream 0.15%) and three subjects in the vehicle group (1.4% of subjects in the vehicle group) discontinuing the trial due to an adverse event. In INTEGUMENT-2, eight subjects treated with roflumilast cream 0.15% (1.8% of subjects treated with roflumilast cream 0.15%) and two subjects in the vehicle group (0.9% of subjects in the vehicle group) discontinuing the trial due to an adverse event. There were two treatment-related serious adverse events in INTEGUMENT-2 (0.4% of subjects treated with roflumilast cream 0.15%).

Corporate Presentation

In connection with the announcement, the Company posted an updated corporate presentation to include information regarding the INTEGUMENT-1 and INTEGUMENT-2 trials to the investor section of the Company’s website. A copy of this presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in the slides is summary information that is intended to be considered in the context of the more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the "SEC") and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in the presentation in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such update may be made through the filing of other reports or documents with the SEC.

Item 9.01.            Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Company presentation dated December 15, 2022.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: December 16, 2022	By:	/s/ Scott Burrows
Scott Burrows
Chief Financial Officer